Exhibit 10.3

Lock-Up Agreement

Alberton Acquisition Corporation

Room 1001, 10/F, Capital Center

151 Gloucester Road

Wanchai, Hong Kong

Ladies and Gentlemen:

As an inducement to Alberton Acquisition Corporation (“Alberton”) to enter into an agreement and plan of merger (the “Merger Agreement”) among Alberton, Alberton Merger Subsidiary Inc. (“Merger Sub”) and SolarMax Technology, Inc. (“SolarMax”), pursuant to which Merger Sub becomes merged with and into SolarMax, and the SolarMax stockholders receive, in respect of their shares of SolarMax common stock, shares of Alberton common stock (“Alberton Shares”), all as set forth in the Merger Agreement. The undersigned hereby agrees that without, in each case, the prior written consent of the Alberton, during the Lock-Up Period (as defined below), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Alberton Shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Alberton Shares (including Alberton Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Alberton Shares or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Alberton Shares or any security convertible into or exercisable or exchangeable for Alberton Shares; or (4) publicly disclose the intention to do any of the foregoing.

The “Lock-Up Period” means (i) for 50% of the Undersigned’s Securities, the period ending on the earlier of (x) six months after the Closing Date, as defined in the Merger Agreement, and (y) the date on which the closing price of the Alberton Shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Closing Date and (ii) for the remaining 50% of the Undersigned’s Securities, ending six months after the Closing Date.

Notwithstanding the foregoing, the Undersigned’s Securities shall not include any shares of Alberton Stock which are purchased in the open market following the Closing Date.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities without the prior written consent of the Alberton in connection with (a) transfers of the Undersigned’s Securities as a bona fide gift, by will or intestacy, (b) transfers of the Undersigned’s Securities to any immediate family member of the undersigned (i.e., spouse or domestic partner of the undersigned, or the parent, grandparent, child, grandchild, great grandchild, great grandparent, sibling or the spouse of any of the foregoing) or to a trust formed for the benefit of the undersigned or any of the undersigned’s immediate family members; (c) transfers of the Undersigned’s Securities to any partnership, corporation, limited liability company or other business entity which is controlled by the undersigned; (d) transfers of the Undersigned’s Securities to any partnership, corporation, limited liability company or other business entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Securities and Exchange Act of 1934 (the “Exchange Act”)) of the undersigned; (e) if the undersigned in an entity, a distribution to equity holders (including, without limitation, stockholders, general or limited partners, members and beneficiaries) of the undersigned; (f) transfers of the Undersigned’s Securities upon the completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Alberton’s securities involving a change of control of Alberton whereby all or substantially all of the shares of Alberton Stock are acquired by a third party and is approved by the board of directors of the Alberton; provided, however, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the terms set forth in this Agreement; (g) transfers of the Undersigned’s Securities pursuant to an order of a court or regulatory agency; and (h) transfers of the Undersigned’s Securities pursuant to a domestic order, divorce settlement, divorce decree, or separation agreement; provided however, that in the case of any transfer pursuant to any of the foregoing clauses (a), (b), (c) (d), (e), (f), (g) or (h), the transferee agrees to be bound by the provisions of this Agreement.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of the Undersigned’s Securities except in compliance with this Agreement. In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of Alberton Stock if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute and additional documents necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

Nothing in this Agreement shall be construed to restrict in any manner the undersigned’s right to vote the Undersigned’s Securities or to receive dividends or distributions with respect to the Undersigned’s Securities.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements executed and to be performed wholly within such state without regard to principles of conflicts of law.

[signature page follows]

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing

(and indicate capacity of person signing if signing as officer, manager, director, custodian, trustee, or on behalf of an entity)

[Signature page of Lock-Up Agreement for Alberton Acquisition Corporation Common Stock]

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